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One Centerpointe Drive
Suite 200
Lake Oswego, Oregon 97035

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
January 8, 2002

To Our Stockholders:

    The Annual Meeting of Stockholders of the Greenbrier Companies, Inc. (the "Company") will be held at 2:00 p.m. on Tuesday, January 8, 2002 at the Benson Hotel, 309 SW Broadway, Portland, Oregon for the following purposes:

  1.
  Electing two directors of the Company;

  2.
  Ratifying the appointment of Deloitte & Touche LLP as the Company's independent auditors for 2002; and

  3.
  Transacting such other business as may properly come before the meeting.

    Only holders of the Company's Common Stock at the close of business on November 21, 2001 are entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof. Stockholders may vote in person or by proxy. A list of stockholders entitled to vote at the meeting will be available for examination by stockholders at the time and place of the meeting and during ordinary business hours, for a period of 10 days prior to the meeting, at the principal place of business of the Company, One Centerpointe Drive, Lake Oswego, Oregon 97035.

By Order of the Board of Directors,
Kenneth D. Stephens Secretary
Lake Oswego, Oregon
November 29, 2001

  YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

THE GREENBRIER COMPANIES, INC.
One Centerpointe Drive
Suite 200
Lake Oswego, Oregon 97035

PROXY STATEMENT

2002 Annual Meeting of Stockholders

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of The Greenbrier Companies, Inc. (the "Company") of proxies to be voted at the 2002 Annual Meeting of Stockholders of the Company to be held at 2:00 p.m. on Tuesday, January 8, 2002 at the Benson Hotel, 309 SW Broadway, Portland, Oregon, and at any adjournments or postponements thereof. If proxies in the accompanying form are properly executed, dated and returned prior to the voting at the meeting, the shares of Common Stock represented thereby will be voted as instructed on the proxy. If no instructions are given on a properly executed and returned proxy, the shares of Common Stock represented thereby will be voted for election of the directors, for ratification of the appointment of the independent auditors and in support of the recommendations of management on such other business as may properly come before the meeting or any adjournments or postponements thereof.

    Any proxy may be revoked by a stockholder prior to its exercise upon written notice to the Secretary of the Company, by delivering a duly executed proxy bearing a later date, or by the vote of a stockholder cast in person at the meeting. The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, proxies may be solicited personally by the Company's officers and regular employees or by telephone, facsimile or electronic transmission or express mail. The Company will reimburse brokerage houses, banks and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding proxies and proxy material to their principals. This proxy statement is first being mailed to stockholders on or about November 29, 2001.

VOTING

    Holders of record of the Company's Common Stock on November 21, 2001, will be entitled to vote at the Annual Meeting or any adjournments or postponements thereof. As of September 28, 2001, there were 14,121,132 shares of Common Stock outstanding and entitled to vote, and a majority, or 7,060,567 of these shares, will constitute a quorum for the transaction of business. Each share of Common Stock entitles the holder to one vote on each matter that may properly come before the meeting. Stockholders are not entitled to cumulative voting in the election of directors. Abstentions will be counted in determining whether a quorum is present for the meeting and will be counted as a vote against any proposal. Broker non-votes will also be counted in determining whether a quorum is present, but will not be counted either for or against the proposal at issue.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

    The Board of Directors is comprised of seven directors. The directors are divided into three classes, two of which are comprised of two directors and one of which is comprised of three directors. One class is elected each year for a three-year term. The two nominees for election as directors to serve until the Annual Meeting of Stockholders in 2005, or until their respective successors are elected and qualified, are Victor G. Atiyeh and Benjamin R. Whiteley. Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. The two nominees for director receiving the highest number of votes will be elected to the Board of Directors.

    Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees named below.

    If any nominee is unable or unwilling to serve as a director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee, designated by the proxy holders or by the present Board of Directors to fill such vacancy, or for the other nominee named without nomination of a substitute, or the number of directors may be reduced accordingly. The Board of Directors has no reason to believe that any of the nominees will be unwilling or unable to serve if elected a director.

    The Board of Directors recommends a vote FOR the election of Messrs. Atiyeh and Whiteley.

    The following table sets forth certain information about each nominee for election to the Board of Directors and each continuing director.

Name	Age	Positions	Director Since	Expiration of Current Term
Nominees for Election
Victor G. Atiyeh(1)(2)	78	Director	1994	2002
Benjamin R. Whiteley(1)(2)	72	Director	1994	2002
Directors Continuing in Office
Alan James(3)	71	Chairman of the Board of Directors	1981	2003
William A. Furman(3)	57	President, Chief Executive Officer and Director	1981	2003
C. Bruce Ward	71	Chairman of Gunderson, Inc. and Director	1994	2003
Peter K. Nevitt(1)(2)	74	Director	1994	2004
A. Daniel O'Neal, Jr.	65	Chairman of Autostack Corporation and Director	1994	2004

(1)
Member of the Audit Committee.

(2)
Member of the Compensation Committee.

(3)
Messrs. James and Furman have entered into a Stockholders' Agreement pursuant to which they have agreed to vote their shares together to elect each other as a director of the Company. See information under the caption Certain Relationships and Related Party Transactions elsewhere in this Proxy Statement.

    Alan James, Chairman of the Board of Directors. Mr. James was President of Greenbrier Leasing Corporation ("Greenbrier Leasing") from 1979 to 1983. Mr. James has been associated with the Company and its predecessor companies since 1974. Prior to the acquisition of Greenbrier Leasing in 1981, Mr. James served as President and as a member of the Board of Directors of TransPacific Financial Corporation. Prior to joining TransPacific, Mr. James was Senior Vice President of Marketing for GATX-ARMCO-Boothe in San Francisco, California.

    William A. Furman, President, Chief Executive Officer and a Director. Mr. Furman has also been Managing Director of TrentonWorks Limited since March 1995 and was Chief Executive Officer of Gunderson, Inc. ("Gunderson") from 1990 to 2000. Mr. Furman has been associated with the Company and its predecessor companies since 1974. Prior to 1974, Mr. Furman was associated with TransPacific

Financial Corporation and FMC Corporation. Mr. Furman serves as a director of Schnitzer Steel Industries, Inc., a steel recycling and manufacturing company.

    C. Bruce Ward, Director. Mr. Ward is Chairman of the Board of Directors of Gunderson. Mr. Ward has served as Chairman of Gunderson since 1990 and was President and Chief Executive Officer from 1985 to 1989. Mr. Ward serves as a director of Stimson Lumber Company, a privately-held forest products company.

    Peter K. Nevitt, Director. Mr. Nevitt was President and Chief Executive Officer of Mitsui Nevitt Capital Corporation from its inception in 1988 through 1996. From 1977 through 1987, he was first President and later Chairman of BankAmeriLease Companies, subsidiaries of BankAmerica Corporation engaged in equipment leasing.

    A. Daniel O'Neal, Jr., Director. Mr. O'Neal is a director of Powertech Group, a computer services company. He has been Chairman of Autostack Corporation since 1992 and a director of Gunderson since 1985. From 1973 until 1980, Mr. O'Neal served as a commissioner of the Interstate Commerce Commission and, from 1977 until 1980, served as Chairman. From 1989 until 1996 he was Chief Executive Officer and owner of a freight transportation services company. He has been Chairman of Washington State's Freight Mobility Board since being appointed by the Governor in 1998.

    Victor G. Atiyeh, Director. Mr. Atiyeh has been a principal in Victor Atiyeh & Co., international trade consultants since 1987. He was Governor of the State of Oregon from January 1979 to January 1987. He also serves as a director of Key Knife located in Tualatin, Oregon and Cedars Bank located in Los Angeles, California.

    Benjamin R. Whiteley, Director. Mr. Whiteley is retired Chairman and Chief Executive Officer of Standard Insurance Company, a life insurance company. He served as President and Chief Executive Officer of Standard Insurance Company from 1983 to 1993 and as Chairman and Chief Executive Officer from 1992 to 1994. He served as Chairman of the Board from 1993 to 1998. Mr. Whiteley is a director of Northwest Natural, a utility company.

    During the year ended August 31, 2001, the Board of Directors held four regular meetings. The Company maintains a standing Audit Committee and Compensation Committee but does not maintain a standing nominating committee.

    Messrs. Atiyeh, Nevitt and Whiteley are the members of the Audit and Compensation Committees of the Board of Directors. Each of the Audit and Compensation Committees held four meetings during the year ended August 31, 2001. The reports of both Committees for the year are included in this Proxy Statement.

COMPENSATION OF DIRECTORS

    Members of the Board of Directors who are officers of the Company are not separately compensated for serving on the Board of Directors. Directors who are not officers of the Company are paid an annual retainer of $24,000 and a meeting fee of $1,000 per meeting, plus reimbursement of expenses. In addition, each director other than Messrs. James and Furman will receive, immediately following each annual meeting of stockholders, a five-year option to purchase 5,000 shares of the Company's Common Stock at the fair market value of the Common Stock on the date of grant. Such options vest at a rate of 50% per year. During 2001, the Company awarded Messrs. Atiyeh, Nevitt, O'Neal, Ward and Whiteley each an option to purchase 5,000 shares of the Company's Common Stock at $9.1875 per share, the market price on the date of grant. Mr. Whiteley also serves as a director of Gunderson and, as such, receives a meeting fee of $1,000 per meeting, plus reimbursement of expenses. Mr. Nevitt also provides consulting services for the Company. During the year ended August 31, 2001, Mr. Nevitt received consulting fees aggregating $60,000.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

    James-Furman & Company Partnership.  Mr. James, Chairman of the Board of Directors, and Mr. Furman, President and Chief Executive Officer of the Company, are partners in a general partnership, James-Furman & Company (the "Partnership"), that, among other things, engages in the ownership, leasing and marketing of railcars and other surface transportation equipment and programs for refurbishing and marketing of used railcars. In 1989, the Partnership and the Company entered into presently existing agreements pursuant to which the Company manages and maintains railcars owned by the Partnership in exchange for a fixed monthly fee that is no less favorable to the Company than the fee the Company could obtain for similar services rendered to unrelated parties. The maintenance and management fees paid to the Company under such agreements in 2001 aggregated $50,087. In addition, the Partnership paid the Company fees of $60,000 in 2001 for administrative and other services. The management and maintenance agreements presently in effect between the Company and the Partnership provide that in remarketing railcars owned by the Partnership and the Company, as well as by unaffiliated lessors, the Company will, subject to the business requirements of prospective lessees and regulatory requirements, grant priority to that equipment which has been off-lease and available for the longest period of time. Additions to the lease fleet of new or used equipment are deemed to be off-lease and available from the date of addition to the fleet.

    Such agreements also provide that the Partnership will grant to the Company a right of first refusal with respect to any opportunity originated by the Partnership in which the Company may be interested involving the manufacture, purchase, sale, lease, management, refurbishing or repair of railcars or other surface transportation equipment. The right of first refusal provides that prior to undertaking any such transaction the Partnership must offer the opportunity to the Company and must provide the disinterested, independent members of the Board of Directors a period of not less than 30 days in which to determine whether the Company desires to pursue the opportunity. The right of first refusal in favor of the Company continues for a period of 12 months after the date that both of Messrs. James and Furman cease to be officers or directors of the Company. The Partnership has advised the Company that it does not currently expect to pursue acquisitions of additional railcars.

    A. Daniel O'Neal Employment Agreement.  Mr. O'Neal has entered into an employment agreement with the Company. The agreement provides for a three year term beginning October 1, 1998 and a base annual compensation, which is presently $75,000.

    Indebtedness of Management.  Since the beginning of the Company's last fiscal year, no director or executive officer of the Company has been indebted to the Company or its subsidiaries in an amount in excess of $60,000 except that L. Clark Wood, President of the Company's manufacturing operations is indebted to Greenbrier Leasing Corporation in the amount of $300,000 under the terms of a promissory note payable upon demand and secured by a mortgage on Mr. Wood's residence and Mr. Richard McKay, President of Greenbrier Europe and TrentonWorks Limited is indebted to TrentonWorks in the amount of $258,000 (at August 31, 2001 exchange rates) under the terms of a promissory note payable upon demand. The notes do not bear interest.

    Option on Properties.  The Company has granted Messrs. James and Furman a 10-year option to purchase three parcels of residential real estate owned by the Company and adjacent to property presently owned by Mr. Furman at a purchase price equal to the greater of the Company's adjusted basis in the properties or fair market value, as determined by an independent appraiser selected by the Company. The option expires in July 2004. The option also includes a right of first refusal in favor of Messrs. James and Furman in the event the Company desires to sell the properties to a third party.

    Policy.  It is the Company's policy that all proposed transactions by the Company with directors, officers, five percent stockholders and their affiliates be entered into only if such transactions are on terms no less favorable to the Company than could be obtained from unaffiliated parties, are reasonably expected to benefit the Company and are approved by a majority of the disinterested, independent members of its Board of Directors.

EXECUTIVE COMPENSATION

Cash and Non-Cash Compensation Paid To Certain Executive Officers

    The following table sets forth, for the years ended August 31, 2001, 2000 and 1999, compensation information with respect to the Company's (a) Chief Executive Officer and (b) each of the its other most highly compensated executive officers (collectively, "Named Executive Officers"), based on the salary and bonus earned during 2001.

SUMMARY COMPENSATION TABLE

					Long-Term Compensation Awards
		Annual Compensation
					Securities Underlying Options/ SARs(2) (#)
Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Annual Other Compensation ($)		All Other Compensation ($)
Alan James	2001	237,000	—	—	—	—
Chairman of the Board	2000	240,000	400,000	—	—	—
	1999	240,000	594,140	—	—	—
William A. Furman	2001	468,000	—	—	—	90,849	(3)
President and Chief	2000	480,000	400,000	—	—	60,501	(3)
Executive Officer	1999	480,000	594,140	—	—	31,961	(3)
L. Clark Wood	2001	219,375	—	—	25,000	204,726	(4)
President, Manufacturing	2000	210,000	200,000	—	25,000	242,523	(4)
Operations	1999	200,000	250,000	—	25,000	212,186	(4)
Robin D. Bisson	2001	204,750	24,598	—	25,000	86,095	(5)
Sr. Vice President	2000	200,000	224,620	—	25,000	93,773	(5)
	1999	175,000	287,360	—	25,000	80,899	(5)
Norriss M. Webb	2001	189,250	—	—	20,000	250,421	(6)
Executive Vice	2000	184,000	150,000	—	25,000	312,898	(6)
President and	1999	175,000	200,000	—	25,000	282,479	(6)
General Counsel

(1)
Includes bonuses paid during the year or paid during the subsequent year but attributable to the year indicated.

(2)
Grants of incentive stock options pursuant to the Company's 1994 and 2000 Stock Incentive Plans.

(3)
Includes the Company's contributions to the Greenbrier 401(k) Profit Sharing Plan for the benefit of Mr. Furman; $2,625 in 2001, $2,625 in 2000 and $2,500 in 1999. Also, $88,224 in 2001, $58,876 in 2000 and $29,461 in 1999 represents the benefit to Mr. Furman for payments of the annual premium pursuant to a split dollar life insurance policy. The benefit is measured based on the term insurance value of the life insurance purchased and a factor for lost interest on the premiums advanced. The Company may be reimbursed for its payments from the proceeds of the life insurance policy in the event of Mr. Furman's death, termination of employment or cancellation or surrender of the policy.

(4)
Includes the Company's contributions to the Greenbrier Leasing Corporation Deferred Benefit Plan for the benefit of Mr. Wood; $192,000 in 2001, $232,000 in 2000 and $204,000 in 1999, including a cash payment made on behalf of Mr. Wood to cover the estimated tax liability resulting from the contribution; matching contributions to the Greenbrier 401(k) Profit Sharing Plan for the benefit of Mr. Wood; $2,625 in 2001, $2,625 in 2000 and $2,500 in 1999; and $10,101 in 2001, $7,898 in 2000 and $5,686 in 1999 representing the benefit to Mr. Wood for payments of the annual premium pursuant to a split dollar life insurance policy. The benefit is measured based on the term insurance value of the life insurance purchased and a factor for lost interest on the premiums advanced. The Company may be reimbursed for its payments from the proceeds of the life insurance policy in the event of Mr. Wood's death, termination of employment or cancellation or surrender of the policy.

(5)
Includes the Company's contributions to the Greenbrier Leasing Corporation Deferred Benefit Plan for the benefit of Mr. Bisson; $60,000 in 2001, $72,000 in 2000 and $64,000 in 1999, including a cash payment made on behalf of Mr. Bisson to cover the estimated tax liability resulting from the contribution; matching contributions to the Greenbrier 401(k) Profit Sharing Plan for the benefit of Mr. Bisson; $2,625 in 2001, $2,767 in 2000 and $2,358 in 1999; and $23,470 in 2001, $19,006 in 2000 and $14,541 in 1999 representing the benefit to Mr. Bisson for payments of the annual premium pursuant to a split dollar life insurance policy. The benefit is measured based on the term insurance value of the life insurance purchased and a factor for lost interest on the premiums advanced. The Company may be reimbursed for its payments from the proceeds of the life insurance policy in the event of Mr. Bisson's death, termination of employment or cancellation or surrender of the policy.

(6)
Includes the Company's contributions to the Greenbrier Leasing Corporation Deferred Benefit Plan for the benefit of Mr. Webb; $232,000 in 2001, $298,000 in 2000 and $272,000 in 1999, including a cash payment made on behalf of Mr. Webb to cover the estimated tax liability resulting from the contribution; matching contributions to the Greenbrier 401(k) Profit Sharing Plan for the benefit of Mr. Webb; $2,663 in 2001, $2,949 in 2000 and $2,354 in 1999; and $15,758 in 2001, $11,949 in 2000 and $8,125 in 1999 representing the benefit to Mr. Webb for payments of the annual premium pursuant to a split dollar life insurance policy. The benefit is measured based on the term insurance value of the life insurance purchased and a factor for lost interest on the premiums advanced. The Company may be reimbursed for its payments from the proceeds of the life insurance policy in the event of Mr. Webb's death, termination of employment or cancellation or surrender of the policy.

    The following table sets forth certain information regarding options granted in 2001 to the Named Executive Officers:

2001 Option Grants

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted(1)
		% of Total Options Granted to Employees in 2001	Exercise or Base Price ($/Sh)
Name				Expiration Date
					5%($)	10%($)
Alan James	—	—	—	—	—	—
William A. Furman	—	—	—	—	—	—
L. Clark Wood	25,000	8.83%	9.19	01/08/09	109,666	262,668
Robin D. Bisson	25,000	8.83%	9.19	01/08/09	109,666	262,668
Norriss M. Webb	20,000	7.07%	9.19	01/08/09	87,732	210,134

(1)
No shares may be purchased within the first two years following the effective date of the award. Up to one half of the subject shares may be purchased beginning two years following the effective date of the award. All or any of the subject shares may be purchased at any time beginning five years following the date of the award until expiration of the option.

    The following table sets forth the aggregate value of unexercised options to acquire shares of the Common Stock held by the Named Executive Officers on August 31, 2001. The Named Executive Officers exercised no options during the year ended August 31, 2001.

Aggregated Option/SAR Exercises in Last Year and Year-End Option/SAR Values

	Number of Unexercised Options at Year-End		Value of Unexercised in-the-Money Options at Year-End($)(1)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Alan James	—	—	—	—
William A. Furman	—	—	—	—
L. Clark Wood	36,500	62,500	388	—
Robin D. Bisson	45,125	62,500	56,068	—
Norriss M. Webb	44,500	57,500	56,068	—

(1)
Calculated based upon the difference between the exercise price and the price of a share of the Company's Common Stock on August 31, 2001. The closing price on the New York Stock Exchange of the Common Stock of the Company on August 31, 2001 was $8.60.

Employment Agreements and Other Arrangements

    Messrs. James and Furman have entered into employment agreements with the Company dated July 1, 1994 under which they have agreed to serve, respectively, as the Company's Chairman of the Board and President and Chief Executive Officer. The principal terms of such employment agreements are described in the accompanying report of the Compensation Committee of the Board of Directors.

    Mr. O'Neal has entered into an employment agreement with the Company. The principal terms of such employment agreement are described in Certain Relationships and Related Party Transactions.

    Messrs. Wood, Bisson and Webb participate in a deferred benefit plan which provides for a payment as a result of a change of control (as defined). The principal terms of such plan are described in the accompanying report of the Compensation Committee of the Board of Directors.

REPORT OF THE COMPENSATION COMMITTEE

Board of Directors
The Greenbrier Companies, Inc.

    Securities and Exchange Commission rules governing disclosure of executive compensation in proxy statements require inclusion in this Proxy Statement of a report from the Compensation Committee of the Board of Directors addressing, with respect to the Company's most recently completed year: (a) the Company's policies regarding executive compensation generally; (b) the factors and criteria considered in setting the compensation of the Company's Chief Executive Officer; and (c) any relationship between such compensation and the Company's performance.

Composition of the Committee

    The Compensation Committee of the Board of Directors is established pursuant to the Company's Amended and Restated Bylaws. The Committee is charged, among other matters, with considering and making recommendations to the Board of Directors regarding salaries and bonuses for elected officers of the Company; considering, reviewing and granting awards under the Company's Stock Incentive Plans and administering the Plans; consulting with the Board of Directors of Greenbrier Leasing Corporation regarding awards under Greenbrier Leasing Corporation's Deferred Benefit Plan; and considering matters of director compensation, benefits and other forms of remuneration. The Committee is comprised of at least two members of the Board of Directors, none of whom may be an active or retired officer or employee of the Company or any of its subsidiaries. Members of the Compensation Committee are appointed at the annual meeting of the Board of Directors. Messrs. Peter K. Nevitt, Victor G. Atiyeh and Benjamin R. Whiteley are the present members of the Compensation Committee.

    The Compensation Committee held four meetings during the Company's 2001 year.

Executive Compensation Policy Generally

    The Company's general compensation policy extends to all employees, including executive officers. Under the policy, the Company endeavors to pay compensation, including salary and bonuses, as applicable, at levels consistent with prevailing levels of compensation for similar positions in the geographic areas in which the Company maintains operations.

    The Company believes that a significant portion of each employee's compensation normally should take the form of discretionary bonuses that generally reflect the results of operations achieved by the Company. This policy extends to all levels of the Company's employees. Under this policy, employees, other than employees covered by collective bargaining agreements, typically receive annual bonuses. The aggregate amount of such bonuses is determined at the discretion of senior management of the Company and is subject to approval by the Compensation Committee and the Board of Directors of the applicable subsidiary based primarily upon a subjective evaluation of the subsidiary's results of operations. Within the approved bonus pool, management makes specific bonus allocations to employees. The current year's bonuses were significantly reduced from amounts paid in previous years based upon operating results and market conditions.

    There is no fixed or predetermined relationship between the Company's results of operations and the amount to be allocated to employee or officer bonuses.

Compensation of Chief Executive Officer and of Chairman of the Board of Directors

    The compensation of the Company's Chairman of the Board and of its President and Chief Executive Officer is determined pursuant to the terms and conditions of employment agreements between such officers and the Company, effective July 1, 1994. During 2001, Messrs. Furman and James received base salaries of $468,000 per year and $237,000 per year, respectively.

    In addition to base salary, the employment agreements provide for annual cash bonuses to each Messrs. Furman and James based upon the Company's return on stockholders' equity. As long as the Company's return on equity is positive, the minimum bonus is $100,000. In the event the return on equity is 10%, an additional bonus of $200,000 is provided which increases ratably to $600,000 as the return on equity increases to 18%. If the return on equity exceeds 18%, the Compensation Committee has the authority to approve or recommend an additional bonus in excess of the $600,000. The Company achieved a return on defined stockholders' equity for the year ending August 31, 2001 of .81%. Accordingly, the employment agreements contemplate a bonus of $100,00 for each of Messrs. James and Furman for the year ended August 31, 2001. Messrs. James and Furman are forgoing their rights under the employment agreements to receive bonuses for 2001 in light of economic conditions and recent reductions in staffing at the Company.

Stock Incentive Plans

    Pursuant to the 1994 Stock Incentive Plan (the "1994 Plan"), the Company reserved an aggregate of 1,380,000 shares of its Common Stock for grants of incentive stock options, non-qualified stock options and restricted stock awards to officers, directors, employees and consultants. The Compensation Committee administers the 1994 Plan. The Company has granted options for substantially all of the shares reserved under the 1994 Plan. No options were awarded under the 1994 Plan during 2001.

    Pursuant to the 2000 Stock Incentive Plan ("the "2000 Plan") an aggregate of 1,000,000 shares of Common Stock were reserved for grants of incentive stock options, non-qualified stock options and restricted stock awards to officers, directors, employees and consultants. The Compensation Committee administers the 2000 Plan. Neither the President and Chief Executive Officer nor the Chairman of the Board of Directors is eligible to be awarded incentive stock options or Eligible Director Options under the 2000 Plan. Concurrently with adoption of the 2000 Plan, the 1994 Plan was amended to provide that shares previously reserved for awards under the 1994 Plan will not be available for future awards in the event an award lapses or the rights of the holder terminate. In 2001, the Company awarded options to purchase an aggregate of 283,000 shares of its Common Stock under the 2000 Plan, including non-discretionary awards to each Eligible Director of options to purchase 5,000 shares of Common Stock at an exercise price of $9.1875 per share.

James-Furman Supplemental 1994 Stock Option Plan

    In 1994 Messrs. Alan James and William Furman established the James-Furman Supplemental 1994 Stock Option Plan (the "James-Furman Plan"). Under the James-Furman Plan, options to purchase an aggregate of 60,000 shares of the Company's Common Stock, owned personally by Messrs. James and Furman, were awarded to a small group of long-standing employees of the Company and its affiliates. The exercise price of options under the James-Furman Plan is $4.00 per share and options under the Plan are not entitled to treatment as incentive stock options under the Internal Revenue Code. The James-Furman Plan is administered by the Compensation Committee. The Board of Directors has authorized the Company to pay discretionary cash bonuses equal to 50% of the income estimated to have been realized by holders of James-Furman options upon the exercise of such options to partially defer the income tax effects of exercise. During year 2001, no bonuses were disbursed pursuant to the authority so conferred.

1995 Employee Stock Purchase Plan

    All permanent employees of the Company and designated subsidiaries, including employees who are officers or directors, are eligible to participate in the Company's 1995 Employee Stock Purchase Plan (the "Stock Purchase Plan"). Under the Stock Purchase Plan, participating employees authorize payroll deductions of up to five percent of their base pay. Amounts so contributed are used by the custodian of the Stock Purchase Plan to purchase shares of the Company's Common Stock in open market transactions. Beginning June 1, 1996, the Company has made matching contributions to amounts contributed by employees pursuant to the Stock Purchase Plan in amounts equal to 15% of the aggregate amounts contributed by employees. During the year ended August 31, 2001, the Company's matching contributions under the Stock Purchase Plan aggregated $38,165.

Retirement Savings Plans

    The Company maintains 401(k) retirement savings plans applicable to all United States employees, including executive officers. Pursuant to these plans, the Company typically matches a portion of employee contributions to the plans. The matching contribution is presently established at 25% of employee deferrals and contributions for all participants and an additional 10% for eligible savers who are not highly compensated. Contributions to the plans may be invested in a number of alternative investments which do not presently include the Company's Common Stock. The Company does not maintain other retirement or profit sharing plans for executive officers or other employees.

Deferred Benefit Plan

    The Board of Directors of Greenbrier Leasing Corporation, in consultation with the Compensation Committee, administers the Greenbrier Leasing Corporation Deferred Benefit Plan. The Deferred Benefit Plan provides for supplemental non-qualified deferred compensation for certain executives of Greenbrier Leasing Corporation. Contributions to the Deferred Benefit Plan are made by January 31 of each year for the prior year and are based upon the consolidated earnings of the Company. The Company contributed $420,000 to the Deferred Benefit Plan in fiscal year 2001 in respect of fiscal year 2000. The contribution for 2001 has not yet been determined. In addition, the Company made a cash payment on behalf of each participant to cover the participant's estimated tax liability resulting from the contribution assuming a 50% combined federal, state and local tax bracket. Upon a change of control (as defined), the Company will contribute a payment equal to the average allocation for the participant for the prior three Plan Years multiplied by the number of Plan Years from the effective date of the change of control to the participant's normal retirement date.

    The Compensation Committee believes that the Company's executive and employee compensation policies contribute to the long-term financial success of the Company. The Compensation Committee intends to annually review the structure of the Company's executive compensation programs to ensure that policies and levels of compensation effectively link executive and stockholder interests and are consistent with the long-term investment objectives appropriate to the Company's business.

    November 6, 2001

Peter K. Nevitt Victor G. Atiyeh Benjamin R. Whiteley

REPORT OF THE AUDIT COMMITTEE

Board of Directors
The Greenbrier Companies, Inc.

    The Audit Committee of the Board of Directors is established pursuant to the Company's Amended and Restated Bylaws and the Audit Committee Charter adopted by the Board of Directors on April 4, 2000. A copy of the Audit Committee Charter was attached to the Company's Proxy Statement for the Annual Meeting of Stockholders held on January 9, 2001.

    Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. The Audit Committee's responsibility is generally to monitor and oversee these processes, as described in the Audit Committee Charter.

    The members of the Audit Committee are Peter K. Nevitt, Victor G. Atiyeh and Benjamin R. Whiteley (Chairman). Each member of the Audit Committee is independent in the judgment of the Company's Board of Directors and as required by the listing standards of the New York Stock Exchange ("NYSE"). Members of the Audit Committee are normally appointed at the annual meeting of the Board of Directors in January of each year.

    With respect to the year ended August 31, 2001, in addition to its other work, the Audit Committee:

  •
  Reviewed and discussed with the Company's management and the independent auditors the audited financial statements of the Company as of August 31, 2001 and for the year then ended;

  •
  Discussed with the independent auditors the matters required to be discussed by auditing standards generally accepted in the United States of America; and

  •
  Received from the independent auditors written affirmation of their independence required by Independence Standards Board Standard No. 1 and discussed with the auditors the firm's independence.

    Based upon the review and discussions summarized above, together with the Committee's other deliberations and Item 8 of Commission Form 10-K, the Committee recommended to the Board of Directors that the audited financial statements of the Company, as of August 31, 2001 and for the year then ended, be included in the Company's Annual Report on Form 10-K for the year ended August 31, 2001 for filing with the Commission.

November 6, 2001

Benjamin R. Whiteley Victor G. Atiyeh Peter K. Nevitt

Performance Graph

    The following graph demonstrates a comparison of cumulative total returns for the Company's Common Stock, the Dow Jones Transportation Equipment Index and the Standard & Poors (S&P) 500 Index. The graph assumes an investment of $100 on August 31, 1996 in each of the Company's Common Stock and the stocks comprising the indices. Each of the indices assumes that all dividends were reinvested and that the investment was maintained to and including August 31, 2001, the end of the Company's 2001 year.

STOCKHOLDINGS OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information, as of October 1, 2001, with respect to beneficial ownership of the Company's Common Stock (the only class of shares of outstanding voting securities of the Company) by each director or nominee for director, by each Named Executive Officer, by all directors and officers as a group, and by each person who is known to the Company to be the beneficial owner of more than five percent of the Company's outstanding Common Stock. Unless otherwise indicated, each person has sole voting power and sole investment power.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Alan James 200 One Centerpointe Drive Lake Oswego, Oregon 97035	8,627,950	(2)	60.1%	(2)
William A. Furman 200 One Centerpointe Drive Lake Oswego, Oregon 97035	8,627,950	(2)	60.1%	(2)
Victor G. Atiyeh	6,050	(3)		(4)
Peter K. Nevitt	10,750	(3)		(4)
A. Daniel O'Neal, Jr.	33,660	(3)		(4)
C. Bruce Ward	12,375	(3)		(4)
Benjamin R. Whiteley	11,750	(3)		(4)
Robin D. Bisson	38,978	(3)		(4)
Norriss M. Webb	36,574	(3)		(4)
L. Clark Wood	36,800	(3)		(4)
All directors and executive officers as a group (13 persons)	8,883,938	(3)	61.9%
WM Advisors, Inc 1201 Third Avenue, 22nd Floor Seattle, Washington 98101	1,092,670	(5)	7.6%
Dimensional Fund Advisors Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, California 90401	1,029,100	(6)	7.2%

(1)
Calculated based on number of outstanding shares as of September 28, 2001, which is 14,121,132 plus the total number of shares which the reporting person has the right to acquire beneficial ownership within 60 days following October 1, 2001.
(2)
The shares shown as beneficially owned include 4,313,975 shares held by Mr. Furman, and 4,313,975 shares held by Mr. James which, pursuant to the terms of a Stockholders' Agreement, are required to be voted in concert to elect each other as directors and with respect to all other matters put to a vote of the stockholders. Mr. James disclaims beneficial ownership of the shares held by Mr. Furman, and Mr. Furman disclaims beneficial ownership of the shares held by Mr. James. The shares beneficially owned by Mr. Furman include 375,000 shares held of record by the William A. Furman Charitable Remainder Unitrust. The shares beneficially owned by Mr. James include 375,000 shares held of record by the Alan James Charitable Remainder Unitrust.
(3)
The shares shown as beneficially owned included 5,750 shares for Mr. Atiyeh, 5,750 shares for Mr. Nevitt, 28,375 shares for Mr. O'Neal, 9,875 shares for Mr. Ward, 4,750 shares for Mr. Whiteley, 33,125 shares for Mr. Bisson, 32,500 shares for Mr. Webb, 36,500 shares for Mr. Wood and 224,375 shares for the group, which such persons and the group have the right to acquire by exercise of stock options within 60 days after October 1, 2001.
(4)
Less than one percent.

(5)
This information is based upon the Schedule 13G filed with the Securities and Exchange Commission by WM Advisors, Inc. dated January 2, 2001.
(6)
This information is based upon the Schedule 13G filed with the Securities and Exchange Commission by Dimensional Fund Advisors Inc. dated February 2, 2001. The reporting person states that beneficial ownership is on behalf of managed accounts of which it serves as investment manager. The reporting person disclaims beneficial ownership of the shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission") and the New York Stock Exchange. Officers, directors and greater than 10 percent beneficial owners are required by Commission regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a). Based solely on review of the copies of such reports furnished to the Company and written representations from reporting persons that no other reports were required, to the Company's knowledge, such persons complied with all of the Section 16(a) filing requirements applicable to them with respect to 2001.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF AUDITORS

    The Board of Directors has appointed Deloitte & Touche LLP, independent public accountants, to audit the consolidated financial statements of the Company for the year ending August 31, 2002. Deloitte & Touche LLP has acted as independent public accountants for the Company since 1985. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions.

    Unless marked to the contrary, proxies received will be voted FOR ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the 2002 year.

    The Board of Directors recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the 2002 year.

Audit Fees

    The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended August 31, 2001 and for the review of the financial statements including in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $548,000.

All Other Fees

    The aggregate fees billed by Deloitte for services rendered to the Company, other than the service described above under "Audit Fee" for the fiscal year ended August 31, 2001 were $373,000.

    The Audit Committee has considered whether the provision by Deloitte of non-audit services is compatible with maintaining Deloitte's independence.

OTHER BUSINESS

    Management knows of no other matters that will be presented for action at the Annual Meeting. However, the enclosed proxy gives discretionary authority to the persons named in the proxy in the event that any other matters should be properly presented to the meeting.

STOCKHOLDER PROPOSALS

    To be eligible for inclusion in the Company's proxy materials for the 2003 Annual Meeting of stockholders, a proposal intended to be presented by a stockholder for action at that meeting must, in addition to complying with the stockholder eligibility and other requirements of the Commission's rules governing such proposals, be received not later than August 1, 2002 by the Secretary of the Company at the Company's principal executive offices, One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035.

    Stockholders may bring business before an annual meeting only if the stockholder proceeds in compliance with the Company's Amended and Restated Bylaws. For business to be properly brought before the 2002 Annual Meeting by a stockholder, notice of the proposed business must be given to the Secretary of the Company in writing on or before the close of business on December 3, 2001. The notice to the Secretary must set forth as to each matter that the stockholder proposes to bring before the meeting: (a) a brief description of the business and reasons for conducting such business at the annual meeting; (b) the stockholder's name and address as they appear on the Company's books; (c) the class and number of shares beneficially owned by the stockholder; (d) any material interest of the stockholder in such business and a description of all arrangements and understandings between such stockholder and any other person (including their names) in connection with the proposal of such business; and (e) a representation that the stockholder intends to appear in person at the annual meeting and bring such business before the meeting. The presiding officer at any annual meeting shall determine whether any matter was properly brought before the meeting in accordance with the above provisions. If the presiding officer should determine that any matter has not been properly brought before the meeting, he or she will so declare at the meeting and any such matter will not be considered or acted upon.

    A copy of the Company's 2001 Annual Report on Form 10-K will be available to stockholders without charge upon request to: Investor Relations, The Greenbrier Companies, Inc., One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035.

By Order of the Board of Directors,

Kenneth D. Stephens
 Secretary

November 29, 2001

PROXY

THE GREENBRIER COMPANIES, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS JANUARY 8, 2002

Solicited on Behalf of the Board of Directors of the Company

The undersigned hereby appoints William A. Furman, A. Daniel O'Neal and C. Bruce Ward as proxies, each with full power of substitution, to vote all of the Common Stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of The Greenbrier Companies, Inc. to be held on Tuesday, January 8, 2002 beginning at 2:00 P.M. Portland time and at any adjournments or postponements thereof:

Election of Directors, Nominees:	(notation/comments)

VICTOR G. ATIYEH
BENJAMIN R. WHITELEY

SEE REVERSE SIDE

(please sign on reverse side)

^  PLEASE VOTE, SIGN, AND RETURN THE ABOVE PROXY  ^

THE GREENBRIER COMPANIES, INC.

You are cordially invited to attend the 2002 Annual Meeting of Stockholders of The Greenbrier Companies, Inc., which will be held at the Benson Hotel, 309 SW Broadway, Portland, Oregon beginning at 2:00 P.M. on Tuesday, January 8, 2002.

Whether or not you plan to attend this meeting, please sign, date, and return your proxy form above as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. If you attend the meeting, you may revoke your proxy, if you wish, and vote personally. It is important that your stock be represented.

                      Kenneth D. Stephens, Secretary

X	Please mark your votes as in this example.	2344
		VOTE FOR all nominees as listed on reverse (except as marked to the contrary below).	WITHHOLD AUTHORITY to vote for all nominees listed.			FOR	AGAINST	ABSTAIN
1.	ELECT TWO DIRECTORS:	/ /	/ /	2.	RATIFY APPOINTMENT OF DELOITTE & TOUCHE LLP as the Company's independent auditors for 2002.	/ /	/ /	/ /
For, except vote withhold from the following nominee(s):				3.	In their discretion, upon such other business as may properly come before the meeting, or at any adjournment thereof.	/ /	/ /	/ /

				THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR, AND FOR APPROVAL OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY.

				Please date and sign exactly as your name or names appear below. If more than one name appears, all should sign. Persons signing as attorney, executor, administrator, trustee, guardian, corporate officer or in any other official or representative capacity, should also provide full title. If a partnership, please sign in full partnership name by authorized person.
Dated:	,

Signature or Signatures

^  FOLD AND DETACH HERE  ^

PLEASE SIGN, DATE AND RETURN THE PROXY
PROMPTLY USING THE ENCLOSED ENVELOPE.

QuickLinks

One Centerpointe Drive Suite 200 Lake Oswego, Oregon 97035 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS January 8, 2002
THE GREENBRIER COMPANIES, INC. One Centerpointe Drive Suite 200 Lake Oswego, Oregon 97035
PROXY STATEMENT 2002 Annual Meeting of Stockholders
VOTING
PROPOSAL NO. 1 ELECTION OF DIRECTORS
COMPENSATION OF DIRECTORS
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
2001 Option Grants
Aggregated Option/SAR Exercises in Last Year and Year-End Option/SAR Values
Employment Agreements and Other Arrangements
REPORT OF THE COMPENSATION COMMITTEE
REPORT OF THE AUDIT COMMITTEE
Performance Graph
STOCKHOLDINGS OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF AUDITORS
OTHER BUSINESS
STOCKHOLDER PROPOSALS